ADDENDUM TO REGISTRATION RIGHTS AGREEMENT

Reference is made to that certain Registration Rights Agreement, dated as of May _, 2007 (the “Registration Rights Agreement”), among MSTI Holdings, Inc., a Delaware corporation (the “Company”), and each of purchaser (each a “Purchaser” and collectively, the “Purchasers”) of Units (as defined in the Company’s Confidential Private Placement Memorandum (the “PPM”) dated May 7, 2007, as supplemented to date). The Company hereby provides the following Addendum (this “Addendum”) to the Registration Rights Agreement for the benefit of each Purchaser. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Registration Rights Agreement or the PPM.

The Company hereby covenants and agrees that notwithstanding anything to the contrary contained in the Registration Rights Agreement, the Registration Rights Agreement shall be, without any further action by the Purchasers or the Company, amended such that the Purchasers shall receive the benefit of any more favorable terms contained in that certain Registration Rights Agreement, dated as of May __, 2007, by and among the Company and the purchasers of the Company’s 8% Secured Convertible Debentures due April 30, 2010, provided the Purchasers shall also agree to any further terms or conditions of such more favorable terms as a condition thereof. For the absence of doubt, the Registration Rights Agreement shall provide the following further terms and provisions:

1. The definition of “Effectiveness Date” is hereby deleted and replaced with the following:

“Effectiveness Date” means, with respect to the registration statement required to be filed hereunder, the 120th calendar day following the date hereof; provided, however, that in the event the Company is notified by the Commission that the registration statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above.

2. The definition of “Filing Date” is hereby deleted and replaced with the following:

“Filing Date” means, with respect to the initial registration statement required hereunder, the 60th calendar day following the date hereof and, with respect to any additional registration statements which may be required, the earliest practical date on which the Company is permitted by the Commission to file such additional registration statement related to the Registrable Securities.

3. The definition of “Registrable Securities” is hereby deleted and replaced with the following:

“Registrable Securities” means (i) all of the shares of Common Stock issuable upon purchase of the Units, (ii) all shares of Common Stock issuable upon exercise of the Warrants issued to a purchaser of Units, (iii) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Addendum of Subscription Agreement dated May __, 2007 or the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Warrants or limitations on exercise set forth in the Warrants), and (iv) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

4. The liquidated damages provision set forth in Section 1.2(b) of the Registration Rights Agreement is hereby deleted and replaced with the following:

Except in accordance with Section 1.9, if: (i) the registration statement is not filed on or prior to the Filing Date, or (ii) the Company fails to file with the Commission a request for acceleration of the registration statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of the registration statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such registration statement within 10 Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for the registration statement to be declared effective, or (iv) as to, in the aggregate among all Purchasers on a pro-rata basis based on their purchase of the Registrable Securities pursuant to the Subscription Agreements, the registration statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date, or (v) all of the Registrable Securities are not registered for resale pursuant to one or more effective registration statements on or before May ___, 2008, or (vi) after the effective date of the registration statement, the registration statement ceases for any reason to remain continuously effective as to all Registrable Securities included in the registration statement, or the Purchasers are otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities, for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clause (i), (iv) and (v) the date on which such Event occurs, and for purpose of clause (ii) the date on which such five Trading Day period is exceeded, and for purpose of clause (iii) the date which such 10 Trading Day period is exceeded, and for purpose of clause (vi) the date on which such 10 or 15 calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Purchasers may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Purchaser pursuant to the Subscription Agreements for any unregistered Registrable Securities then held by such Purchaser. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

5. The following provision is hereby incorporated into the Registration Rights Agreement:

Not less than five Trading Days prior to the filing of the registration statement and not less than one Trading Day prior to the filing of the related prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Purchaser copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Purchasers and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Purchaser, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the registration statement or any such prospectus or any amendments or supplements thereto to which all of the Purchasers shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than 5 Trading Days after the Purchasers have been so furnished copies of the registration statement or 1 Trading Day after the Purchasers have been so furnished copies of any related prospectus or amendments or supplements thereto.

In the event of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of the registration statement or any prospectus, and the Company is required to provide such development or information to any Purchaser, it shall do so provided that any and all of such information shall remain confidential to each recipient thereof until such information otherwise becomes public, unless disclosure by such person is required by law; provided, further, that notwithstanding each agreement to keep such information confidential, the Purchasers make no acknowledgement that any such information is material, non-public information.

6. The following provision is hereby incorporated into the Registration Rights Agreement:

If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in the registration statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional registration statement covering the resale by the Purchasers of not less than the number of such Registrable Securities.

7. The following provision is hereby incorporated into the Registration Rights Agreement:

If, at any time during the Effectiveness Period, there is not an effective registration statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Purchaser a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Purchaser requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities that are eligible for resale pursuant to Rule 144(k) promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective registration statement.

8. In addition to the terms defined elsewhere in this Addendum, the following terms shall have the meanings set forth in this Paragraph 8:

(a) “Trading Day” means a day on which the Common Stock is traded on the following markets or exchanges on which the Common Stock is listed or quoted for trading: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

IN WITNESS WHEREOF, the Company has executed this Addendum as of the __ day of May 2007.

MSTI HOLDINGS, INC.

By:
Name: Frank Matarazzo Title: Chief Executive Officer